OPTION AGREEMENT

THIS OPTION AGREEMENT (the "**Agreement**"), is made and entered into on this the 22nd day of November, 2010, by and between **PROVIDENT ENERGY ASSOCIATES OF MONTANA, LLC.**, a Montana limited liability company (the "**Company**"), and KNIGHTWALL INVEST, INC., a corporation organized under the laws of the British Virgin Islands (the "**Optionee**").

WITNESSETH:

WHEREAS, on April 9, 2010, the Company and Optionee entered into that certain Purchase and Sale Agreement (the "**Purchase Agreement**") pursuant to which the Company agreed to sell to Optionee and Optionee agreed to purchase, 30% of the leasehold interests comprising the Company's Two Medicine Cut Banks Sand Unit in Pondera and Glacier Counties, Montana (the "**Unit**"), and the equipment, parts, machinery, fixtures and improvements located on, or used in connection with, the Unit for a purchase price of $7,000,000 (the "**Purchase Price**"), pursuant to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, the Purchase Price was payable in installments, with the initial payment of $1,500,000 being due on or before April 9, 2010 (received), a second payment of $2,000,000 being due on June 8, 2010 (received on July 2, 2010), a third payment of $2,000,000 being due on July 8, 2010 (received on August 3, 2010), and the remaining $1,500,000 being due at the closing of the purchase and sale under the Purchase Agreement;

WHEREAS, as of the date hereof, Optionee owns a 30% working interest in the Unit and as such is fully familiar with the operation, assets, and liabilities of the Unit, and the Company owns a 70% working interest in the Unit; and

WHEREAS, the Company desires to grant an option to Optionee, and Optionee desires to acquire the right and option to purchase, without becoming obligated to purchase, an additional 5% working interest in the Unit upon the exercise of such option and under the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of the above stated premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and Optionee hereby agree as follows:

1. **Grant of Option**. For the consideration expressed in Section 3 hereof, the Company grants Optionee the irrevocable right and option to purchase an additional 5% working interest in the Unit (the "**Additional 5% Working Interest**") at the price and upon the terms and conditions hereinafter set forth (the "**Option**").

2. **Option Period**. The Option to purchase the Units shall commence as of the time of execution of this Agreement and shall continue until the earlier of (i) 5:00 p.m., Central Standard Time, on March 31, 2011, or (ii) the day after the date the Optionee exercises the Option (the "**Option Period**").

3. **Consideration**. This Option is granted in consideration of Optionee's nonrefundable payment to the Company of the sum of One Hundred Thousand Dollars ($100,000) payable to the Company, the receipt of which is hereby acknowledged. In the event the Option is exercised by Optionee in accordance with the terms hereof, the foregoing sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) shall NOT be applied against the Purchase Price (as hereinafter defined) of the Additional 5% Working Interest. Regardless of whether the Option is exercised by Optionee in accordance with the terms hereof, the foregoing sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) shall be retained by the Company as consideration for the granting of the Option.

4. **Purchase Price**. The purchase price (the "**Purchase Price**") for the Additional 5% Working Interest covered by this Option is the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000).

5. **Due Diligence Period**. Optionee will complete Optionee's due diligence and investigation of the Company prior to exercising the Option. During the Option Period, the Company will cooperate with Optionee by making available to Optionee the books and records of the Company pertaining to the Unit and allow an inspection of the Company's facilities relating to the Unit and access to the employees of the Company by Optionee and Optionee's representatives.

6. **AS IS SALE. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT SINCE OPTIONEE CURRENTLY OWNS A 30% WORKING INTEREST IN THE UNIT AND IS FULLY FAMILIAR WITH THE OPERATION OF THE UNIT, NEITHER THE COMPANY NOR ANY OF THE COMPANY'S REPRESENTATIVES HAS MADE ANY REPRESENTATION, WARRANTY, OR GUARANTY ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (I) THE ADDITIONAL 5% WORKING INTEREST, OR (II) THE NATURE AND CONDITION OF THE UNIT INCLUDING WITHOUT LIMITATION, THE SUITABILITY OF THE UNIT FOR ANY AND ALL ACTIVITIES AND USES WHICH THE COMPANY MAY ELECT TO CONDUCT THEREWITH. OPTIONEE FURTHER ACKNOWLEDGES THAT (I) OPTIONEE CURRENTLY OWNS A 30% WORKING INTEREST IN THE UNIT AND IS FULLY FAMILIAR WITH THE OPERATIONS, ASSETS AND LIABILITIES OF THE UNIT, (II) OPTIONEE HAS INSPECTED THE UNIT AND WILL CONDUCT SUCH DUE DILGENCE AS OPTIONEE DEEMS APPROPRIATE PRIOR TO THE EXPIRATION OF THE OPTION PERIOD, (III) EXCEPT FOR A REPRESENTATION AS TO TITLE OF THE ADDITIONAL 5% WORKING INTEREST, THE COMPANY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE UNIT, (III) OPTIONEE, IF IT ELECTS TO EXERCISE ITS OPTION, IS ACQUIRING THE ADDITIONAL 5% WORKING INTEREST AND THE ADDITIONAL OBLIGATIONS RELATING THERETO BASED UPON ITS OWN INVESTIGATION AND DUE DILIGENCE AND NOT UPON ANY REPRESENTATION MADE BY THE COMPANY OTHER THAN THAT PERTAINING TO TITLE, AND (IV) THE OPTION AS PROVIDED FOR HEREIN IS MADE ON AN AAS IS, WHERE IS, WITH ALL FAULTS@ BASIS. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL EXPRESSLY SURVIVE TH ECLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENT.**

7. **Exercise of Option**. Provided Optionee has paid any balance of the Purchase Price then outstanding under the Purchase Agreement to the Company, Optionee may exercise this Option at any time during the Option Period by (i) notifying the Company in writing of its election to exercise the Option, and (ii) consummating the initiation and transfer by wire transfer in immediately available funds to an account designated by the Company and payable to the Company in the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), said amount being the Purchase Price, which Purchase Price shall not be reduced or offset by the ONE HUNDRED THOUSAND DOLLARS ($100,000) previously paid by Optionee to the Company for this Option. The exercise of the Option shall be effective as of the date the Company receives the foregoing wire transfer (the "**Option Effective Time**"). Upon the Option Effective Time, the Company shall transfer the Additional 5% Working Interest to Optionee, and Optionee shall have good and marketable title to such Additional 5% Working Interest free and clear of all liens, subject to its obligations as a working interest owner. From and after the Option Effective Time, the Company and the Optionee shall have a 65% and 35% working interest in the Unit, respectively.

8. **Automatic Termination of Option Period**. If Optionee fails to exercise the Option in accordance with the terms of this Agreement within the Option Period, then the Option to purchase the Additional 5% Working Interest granted by this Agreement, and the rights thereunder of Optionee shall automatically and immediately terminate; whereupon, Optionee shall have no further right or option to purchase the Additional 5% Working Interest and the Company shall have no further obligations to Optionee hereunder with respect to the Additional 5% Working Interest.

9. **Assignability of Option.** This Option may not be assigned by Optionee.

10. **Confidentiality** All information furnished by the Company to Optionee in accordance with the provisions of this Agreement or obtained by Optionee in accordance with its investigation of the Company shall be deemed and treated as confidential information by Optionee and shall not be disclosed by Optionee to any third party; provided, however, Optionee may disclose such information to perspective lenders and the attorneys and accountants representing Optionee in connection with the transaction contemplated by this Agreement. Notwithstanding the preceding, the Company's parent entity, Arkanova Energy Corporation, may file any documents it deems necessary with the United States Securities and Exchange Commission in order to comply with applicable securities laws.

11. **General Provisions** This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements or understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is governed by and shall be construed in accordance with the laws of the State of Montana applicable to agreements made and to be performed entirely within such State, without regard to the principles of conflict of laws. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same documents. All counterparts shall be construed together and constitute the same instrument.

Executed as of the date first above written.

COMPANY:

PROVIDENT ENERGY ASSOCIATES OF MONTANA, LLC

By: Reginald Denny

REGINALD DENNY,
Manager and Chief Financial Officer

OPTIONEE:

KNIGHTWALL INVEST, INC.

By: ____________________

DAVID DAWES,
Director